ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY        Exhibit 12
              Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends




                                                      Three Months Ended
                                                          June 30,
                                                   1996               1995
EARNINGS:                                         ------             ------

Income before preferred stock dividends       $  4,365,819       $  4,377,222
Federal income taxes                             2,302,805          2,310,565
Interest charges                                 2,932,781          2,747,282
                                              ------------       ------------
 Earnings available to cover fixed charges    $  9,601,405       $  9,435,069
                                              ============       ============

FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                       3,253,268          2,693,560
Preferred dividend requirement (1)                 310,448            310,542
Other interest                                     552,387            616,363
Amortization of debt discount - net                 88,139             80,889
                                              ------------       ------------
Total fixed charges                           $  4,204,242       $  3,701,354
                                              ============       ============
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                              2.28               2.55
                                              ============       ============

(1) Preferred Dividend Requirement:

Preferred dividends                                203,250            203,250
Effective tax rate                                   34.53%             34.55%
                                              ------------       ------------
Preferred dividend requirement                $    310,448       $    310,542
                                              ============       ============




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

                 ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY        Exhibit 12
              Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends



                                                      Six Months Ended
                                                          June 30,
                                                   1996               1995
EARNINGS:                                         ------             ------

Income before preferred stock dividends       $  7,959,995       $  8,029,855
Federal income taxes                             4,191,749          4,231,698
Interest charges                                 5,794,509          5,443,439
                                              ------------       ------------
 Earnings available to cover fixed charges    $ 17,946,253       $ 17,704,992
                                              ============       ============

FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                       6,506,254          5,387,121
Preferred dividend requirement (1)                 620,611            620,705
Other interest                                     960,333          1,040,105
Amortization of debt discount - net                176,278            161,778
                                              ------------       ------------
Total fixed charges                           $  8,263,476       $  7,209,709
                                              ============       ============
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                              2.17               2.46
                                              ============       ============

(1) Preferred Dividend Requirement:

Preferred dividends                                406,500            406,500
Effective tax rate                                   34.50%             34.51%
                                              ------------       ------------
Preferred dividend requirement                $    620,611       $    620,705
                                              ============       ============




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

                 ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY        Exhibit 12
              Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends




                                                      Twelve Months Ended
                                                           June 30,
                                                   1996               1995
EARNINGS:                                         ------             ------

Income before preferred stock dividends       $ 17,255,284       $ 15,687,441
Federal income taxes                             9,121,561          8,203,185
Interest charges                                11,465,566         10,556,578
                                              ------------       ------------
 Earnings available to cover fixed charges    $ 37,842,411       $ 34,447,204
                                              ============       ============

FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                      12,011,262         10,774,238
Preferred dividend requirement (1)               1,242,739          1,230,627
Other interest                                   2,264,131          1,211,538
Amortization of debt discount - net                338,057            323,557
                                              ------------       ------------
Total fixed charges                           $ 15,856,189       $ 13,539,960
                                              ============       ============
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                              2.39               2.54
                                              ============       ============

(1) Preferred Dividend Requirement:

Preferred dividends                                813,000            808,030
Effective tax rate                                   34.58%             34.34%
                                              ------------       ------------
Preferred dividend requirement                $  1,242,739       $  1,230,627
                                              ============       ============




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

                 ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY        Exhibit 12
              Computation of Ratio of Earnings to Fixed Charges




                                                      Three Months Ended
                                                           June 30,
                                                   1996               1995
EARNINGS:                                         ------             ------

Income before preferred stock dividends       $  4,365,819       $  4,377,222
Federal income taxes                             2,302,805          2,310,565
Interest charges                                 2,932,781          2,747,282
                                              ------------       ------------
 Earnings available to cover fixed charges    $  9,601,405       $  9,435,069
                                              ============       ============
FIXED CHARGES:

Interest on long-term debt                       3,253,268          2,693,560
Other interest                                     552,387            616,363
Amortization of debt discount - net                 88,139             80,889
                                              ------------       ------------
Total fixed charges                           $  3,893,794       $  3,390,812
                                              ============       ============
Ratio of Earnings to Fixed Charges                    2.47               2.78
                                              ============       ============




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

                 ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY        Exhibit 12
              Computation of Ratio of Earnings to Fixed Charges




                                                       Six Months Ended
                                                           June 30,
                                                   1996               1995
EARNINGS:                                         ------             ------

Income before preferred stock dividends       $  7,959,995       $  8,029,855
Federal income taxes                             4,191,749          4,231,698
Interest charges                                 5,794,509          5,443,439
                                              ------------       ------------
 Earnings available to cover fixed charges    $ 17,946,253       $ 17,704,992
                                              ============       ============
FIXED CHARGES:

Interest on long-term debt                       6,506,254          5,387,121
Other interest                                     960,333          1,040,105
Amortization of debt discount - net                176,278            161,778
                                              ------------       ------------
Total fixed charges                           $  7,642,865       $  6,589,004
                                              ============       ============
Ratio of Earnings to Fixed Charges                    2.35               2.69
                                              ============       ============




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

                 ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY        Exhibit 12
              Computation of Ratio of Earnings to Fixed Charges




                                                    Twelve Months Ended
                                                          June 30,
                                                   1996               1995
EARNINGS:                                         ------             ------

Income before preferred stock dividends       $ 17,255,284       $ 15,687,441
Federal income taxes                             9,121,561          8,203,185
Interest charges                                11,465,566         10,556,578
                                              ------------       ------------
 Earnings available to cover fixed charges    $ 37,842,411       $ 34,447,204
                                              ============       ============
FIXED CHARGES:

Interest on long-term debt                      12,011,262         10,774,238
Other interest                                   2,264,131          1,211,538
Amortization of debt discount - net                338,057            323,557
                                              ------------       ------------
Total fixed charges                           $ 14,613,450       $ 12,309,333
                                              ============       ============
Ratio of Earnings to Fixed Charges                    2.59               2.80
                                              ============       ============




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.